Exhibit 10.2

Execution Version

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

CONVERTIBLE NOTE

$4,466,043	November 15, 2022
Chandler, Arizona

FOR VALUE RECEIVED, the undersigned Mobivity Holdings Corp., a Nevada corporation (“Borrower”), promises to pay Thomas B. Akin, an individual (“Lender”), the principal sum of $4,466,043 United States Dollars (US$4,466,043) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances (as defined in the Credit Agreement referred to below), together with interest thereon, in the manner and upon the terms and conditions set forth herein.

1.    Payment Terms: Maturity. This Note shall bear interest on the unpaid principal amount at the rate of fifteen percent (15%) per annum. The unpaid principal amount and accrued and unpaid interest thereon shall be paid in 24 equal monthly installments commencing on January 31, 2023 and continuing on the last day of each of the next 23 months thereafter (or, if such last day is not a Business Day, on the Business Day immediately preceding such last day), with a final payment due on December 31, 2024 at which time all principal and interest then unpaid shall be due and payable. All payments of principal and interest under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by Lender to Borrower in writing.

2.    Credit Agreement. This Note is referred to in, and evidences indebtedness incurred under, the Amended and Restated Credit Facility Agreement dated as of November 11, 2022 (referred to herein, as it may be amended, restated, modified, supplemented or replaced from time to time, as the “Credit Agreement”) between Borrower and Lender. The terms and conditions under which Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness or be declared to be immediately due and payable are set forth in the Credit Agreement, the terms and conditions of which are incorporated herein by reference. Terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.

3.    Conversion

a)       Optional Conversion. At any time prior to the earliest of (i) the maturity date set forth in Section 1, (ii) a mandatory conversion pursuant to Section 3(b), and (iii) the closing date of a Corporate Transaction, all or part of the outstanding principal and/or accrued but unpaid interest under this Note may, upon the written election of the Lender, be converted into shares of Common Stock of the Company at the conversion price equal to 85% of the VWAP on the conversion date. The written election of the Lender must specify the amount of outstanding and/or accrued but unpaid interest to be converted and the intended date of such conversion.

b)        Mandatory Conversion. On the date that is five Business Days prior to the date on which the Borrower becomes listed on a national securities exchange (other than the Borrower satisfying any stockholders’ equity requirement to be listed on such national exchange) (the “Event Date”), all of the outstanding principal and accrued but unpaid interest on the Event Date will be automatically converted (the “Mandatory Conversion”) into shares of Common Stock, at a conversion price equal to 85% of the VWAP on the conversion date (the “Conversion Price”).

c)        Corporate Transaction Conversion. On the closing date of a Corporate Transaction, the Lender will be entitled to a cash payment equal to the outstanding principal and accrued but unpaid interest under this Note. “Corporate Transaction” means: (1) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Borrower’s assets; (2) the consummation of a merger or consolidation of the Borrower with or into another entity (except a merger or consolidation in which the holders of capital stock of the Borrower immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Borrower or the surviving or acquiring entity immediately following the consummation of such transaction); or (3) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Borrower’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Borrower (or the surviving or acquiring entity). For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Borrower’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Borrower’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.” The Borrower will, not less than ten Business Days prior to the closing date of a Corporate Transaction, give written notice to the Lender stating the material terms and conditions of the Corporate Transaction.

d)        No Fractional Shares. The number of shares and/or units of Borrower securities issuable pursuant to this Section 3 will be rounded down to the nearest whole share.

4.    Acts of Conversion. This Note will be deemed to have been automatically converted on the Event Date, and at such time the rights of the holder of this Note will cease and such holder will be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable after the Event Date, the Lender will surrender this Note to the Company at its principal office for cancellation. As promptly as practicable after receipt of the Note and the signature pages required by this Section, the Company may at its election either (i) issue a certificate or certificates representing the Common Stock issuable upon conversion, or (ii) not issue any certificate representing the Common Stock and instead document the Lender’s interest in the Common Stock by recording the Common Stock with the Borrower’s transfer agent (or another custodian selected by the Borrower) in book-entry form.

5.    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

6.    This Note is made under and governed by the internal laws of the State of Arizona, as provided for in the Credit Agreement.

MOBIVITY HOLDINGS CORP., a Nevada corporation

By:	/s/ Lisa Brennan
Name: Lisa Brennan
Title: Chief Financial Officer

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